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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement and Prospectus of PracticeWorks, Inc. of our report dated September 30, 1999, accompanying the consolidated financial statements of Medical Dynamics, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Independent Certified Public Accountants" in the Prospectus.


/s/ Hein & Associates LLP
HEIN + ASSOCIATES LLP



Denver, Colorado
August 15, 2000